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                                  EXHIBIT 6.22

             AGREEMENT FOR RETIREMENT OF KCD HOLDINGS OPTION SHARES,
    DATED SEPTEMBER 12, 1996, BY AND BETWEEN THE COMPANY AND BONNIE RICHARDS


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                               September 12, 1996

Ms. Bonnie Richards
2835 Townsgate Road, Suite 110
Westlake Village, CA 91361

    Re:      Retirement of KCD Holdings ("KCD") Option Shares

Dear Bonnie:

    In connection with your agreement to tender to KCD for retirement the 250,000 shares of KCD common stock issued to you upon exercise of "Option 1" under paragraph 4.1.1 of your Employment Agreement with KCD dated July 1, 1995, KCD has agreed to extend the Option 1 exercise period through and including the expiration of the Option 2 exercise period set forth in paragraph 4.1.1 of your Employment Agreement.

    If you are in agreement with the foregoing, please act to countersign this letter where indicated hereinbelow and return same to KCD.

                                           Sincerely,

                                           KCD HOLDINGS INCORPORATED



                                           Wellington Ewen, President

AGREED AND ACCEPTED:


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Bonnie Richards